Exhibit 4.2

JENNIFER CONVERTIBLES, INC.

SERIES A PREFERRED STOCK

Total Authorized Issue

1,000,000 Shares $.01 Par Value

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON DECEMBER 11, 1997, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 11, 1997 AND AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER (THE “COMPANY”) AND THE PURCHASER, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALLB E FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST ANDWITHOUT CHARGE.

                This is certify that ___________________________ is the owner of ____________________ fully paid and non-assessable shares of the above corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

                WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

___________________________                                 ____________________________

                                     Secretary                                                                                          CEO